Transamerica Series Trust

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

May 1, 2024

Fund	Management Fee

Transamerica 60/40 Allocation VP(1)	0.30% of the first $1 billion 0.28% in excess of $1 billion

Transamerica Aegon Bond VP	0.51% of the first $500 million 0.49% over $500 million up to $1 billion 0.48% over $1 billion up to $1.5 billion 0.475% in excess of $1.5 billion

Transamerica Aegon Core Bond VP	0.42% of the first $1 billion 0.38% over $1 billion up to $2 billion 0.365% over $2 billion up to $3.5 billion 0.360% over $3.5 billion up to $5 billion 0.355% in excess of $5 billion

Transamerica Aegon High Yield Bond VP	0.554% of the first $1.25 billion 0.544% over $1.25 billion up to $2 billion 0.52% in excess of $2 billion

Transamerica Aegon Sustainable Equity Income VP	0.663% of the first $500 million 0.58% over $500 million up to $1 billion 0.55% over $1 billion up to $1.5 billion 0.53% in excess of $1.5 billion

Transamerica Aegon U.S. Government Securities VP	0.515% of the first $250 million 0.51% over $250 million up to $500 million 0.48% over $500 million up to $1 billion 0.47% in excess of $1 billion

Transamerica American Funds Managed Risk VP

0.53% of the first $2 billion

0.52% over $2 billion up to $4 billion

0.50% over $4 billion up to $6 billion

0.49% over $6 billion up to $8 billion

0.48% over $8 billion up to $10 billion

0.46% in excess of $10 billion

Transamerica BlackRock Government Money Market VP	0.24% of the first $1 billion 0.22% over $1 billion up to $3 billion 0.21% in excess of $3 billion

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP(2)

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP(2)

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP(2)

Transamerica BlackRock iShares Dynamic Allocation –

Balanced VP(2)

Transamerica BlackRock iShares Dynamic Allocation –

Moderate Growth VP(2)

0.50% of the first $500 million

0.49% over $500 million up to $1 billion

0.4725% over $1 billion up to $2.5 billion

0.465% over $2.5 billion up to $3.5 billion

0.4525% over $3.5 billion up to $4.5 billion

0.44% in excess of $4.5 billion

Fund	Management Fee

Transamerica BlackRock iShares Edge 40 VP(3) Transamerica BlackRock iShares Edge 50 VP(3) Transamerica BlackRock iShares Edge 75 VP(3) Transamerica BlackRock iShares Edge 100 VP(3)	0.30% of the first $1 billion 0.28% in excess of $1 billion

Transamerica BlackRock iShares Tactical – Balanced VP Transamerica BlackRock iShares Tactical – Conservative VP Transamerica BlackRock iShares Tactical – Growth VP

0.50% of the first $500 million

0.49% over $500 million up to $1 billion

0.4725% over $1 billion up to $2.5 billion

0.465% over $2.5 billion up to $3.5 billion
0.4525% over $3.5 billion up to $4.5 billion

0.44% in excess of $4.5 billion

Transamerica BlackRock Real Estate Securities VP	0.77% of the first $250 million 0.75% over $250 million up to $500 million 0.70% over $500 million up to $750 million 0.68% in excess of $750 million

Transamerica BlackRock Tactical Allocation VP	0.13% of the first $1 billion 0.11% over $1 billion up to $2 billion 0.105% over $2 billion up to $3 billion 0.10% in excess of $3 billion

Transamerica Goldman Sachs 70/30 Allocation VP

0.104% of the first $1 billion

0.0975% over $1 billion up to $3 billion

0.0925% over $3 billion up to $5 billion

0.085% over $5 billion up to $7 billion

0.080% over $7 billion up to $9 billion

0.0725% in excess of $9 billion

Transamerica Goldman Sachs Managed Risk – Balanced ETF VP Transamerica Goldman Sachs Managed Risk – Conservative ETF VP Transamerica Goldman Sachs Managed Risk – Growth ETF VP

0.34% of the first $50 million

0.32% over $50 million up to $250 million
0.30% over $250 million up to $5 billion
0.29% over $5 billion up to $7 billion
0.2875% over $7 billion up to $9 billion
0.28% in excess of $9 billion

Transamerica Great Lakes Advisors Large Cap Value VP	0.594% of the first $1 billion 0.58% over $1 billion up to $2 billion 0.56% over $2 billion up to $3 billion 0.54% in excess of $3 billion

Transamerica International Focus VP	0.77% of the first $500 million 0.76% over $500 million up to $1 billion 0.71% over $1 billion up to $2 billion 0.695% over $2 billion up to $3 billion 0.68% in excess of $3 billion

Transamerica Janus Balanced VP	0.735% of the first $250 million 0.705% over $250 million up to $500 million 0.65% over $500 million up to $1 billion 0.63% in excess of $1 billion

Transamerica Janus Mid-Cap Growth VP	0.805% of the first $500 million 0.77% over $500 million up to $1 billion 0.75% in excess of $1 billion

Fund	Management Fee

Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion

Transamerica JPMorgan Enhanced Index VP	0.60% of the first $1 billion 0.59% over $1 billion up to $2 billion 0.56% over $2 billion up to $3 billion 0.52% over $3 billion up to $4 billion 0.46% in excess of $4 billion

Transamerica JPMorgan International Moderate Growth VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion

Transamerica JPMorgan Tactical Allocation VP	0.73% of the first $500 million 0.705% over $500 million up to $750 million 0.68% over $750 million up to $1.5 billion 0.67% over $1.5 billion up to $2.5 billion 0.65% in excess of $2.5 billion

Transamerica Madison Diversified Income VP	0.73% of the first $500 million 0.70% over $500 million up to $1 billion 0.68% in excess of $1 billion

Transamerica Market Participation Strategy VP	0.68% of the first $500 million 0.65% over $500 million up to $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% in excess of $1.5 billion

Transamerica Morgan Stanley Capital Growth VP	0.6825% of the first $1.5 billion 0.6415% over $1.5 billion up to $3 billion 0.59% over $3 billion up to $4 billion 0.575% over $4 billion up to $5 billion 0.55% in excess of $5 billion

Transamerica Morgan Stanley Global Allocation VP	0.66% of the first $500 million 0.65% over $500 million up to $750 million 0.64% over $750 million up to $1 billion 0.63% over $1 billion up to $3 billion 0.59% in excess of $3 billion

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP

0.20% of the first $2 billion

0.19% over $2 billion up to $4 billion

0.18% over $4 billion up to $6 billion

0.17% over $6 billion up to $8 billion

0.16% over $8 billion up to $10 billion

0.15% in excess of $10 billion

Transamerica MSCI EAFE Index VP	0.11%

Transamerica Multi-Managed Balanced VP

0.61% of the first $500 million

0.59% over $500 million up to $1 billion

0.56% over $1 billion up to $1.5 billion

0.55% over $1.5 billion up to $2 billion

0.52% over $2 billion up to $5 billion

0.50% in excess of $5 billion

Fund	Management Fee

Transamerica PineBridge Inflation Opportunities VP	0.43% of the first $100 million 0.38% over $100 million up to $500 million 0.375% over $500 million up to $750 million 0.37% in excess of $750 million

Transamerica ProFund UltraBear VP	0.88% of the first $250 million 0.83% over $250 million up to $750 million 0.78% in excess of $750 million

Transamerica S&P 500 Index VP	0.08%

Transamerica Small/Mid Cap Value VP	0.775% of the first $100 million
0.755% over $100 million up to $350 million
0.735% over $350 million up to $500 million
0.725% over $500 million up to $750 million
0.715% over $750 million up to $1 billion
0.69% over $1 billion up to $1.5 billion
0.68% over $1.5 billion up to $2 billion
0.67% in excess of $2 billion

Transamerica T. Rowe Price Small Cap VP	0.78% of the first $1 billion 0.77% over $1 billion up to $1.5 billion 0.76% in excess of $1.5 billion

Transamerica TSW International Equity VP	0.77% of the first $250 million
0.74% over $250 million up to $1 billion
0.72% over $1 billion up to $2 billion
0.69% over $2 billion up to $6 billion
0.68% over $6 billion up to $8 billion
0.66% in excess of $8 billion

Transamerica TSW Mid Cap Value Opportunities VP	0.695% of the first $750 million 0.6925% over $750 million up to $1.5 billion 0.65% over $1.5 billion up to $2 billion 0.63% in excess of $ 2 billion

Transamerica WMC US Growth VP	0.68% of the first $500 million
0.67% over $500 million up to $800 million
0.6575% over $800 million up to $1 billion
0.613% over $1 billion up to $2 billion
0.605% over $2 billion up to $3 billion
0.59% over $3 billion up to $4 billion
0.575% over $4 billion up to $5 billion
0.57% over $5 billion up to $7 billion
0.55% in excess of $7 billion

[1]	TAM has contractually agreed to waive 0.18% of its management fee through May 1, 2024.

[2]

BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all of its assets in the underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. TAM has contractually agreed, through May 1, 2025, to waive from its management fees an amount equal to the sub-advisory fee waiver by BlackRock. Amounts waived by TAM under this contractual arrangement are not subject to recapture by TAM.

[3]

BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as the portfolio invests all or substantially all (meaning 80% or more) of its net assets (excluding cash and cash equivalents) in the underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. TAM has contractually agreed through May 1, 2025, to waive from its management fee an amount equal to the sub-advisory fee waiver by BlackRock. Amounts waived by TAM under this contractual arrangement are not subject to recapture by TAM.

4